===============================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                               ---------------

                                  FORM 8-A/A
                                Amendment No. 1


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                  PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



                   SYNTHETIC FIXED INCOME SECURITIES, INC.
                ON BEHALF OF STRATS(SM)TRUST FOR UNITED STATES CELLULAR CORPORATION SECURITIES, SERIES 2004-6
                -----------------------------------------------
            (Exact name of registrant as specified in its charter)

               Delaware                                   52-2316339
(State of incorporation or organization)      (IRS Employer Identification No.)

                              One Wachovia Center
                              301 S. College St.
                     Charlotte, North Carolina 28288-0630

                   (Address of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-111858-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To                      Name Of Each Exchange On Which
Be So Registered                            Each Class Is To Be Registered
----------------                            ------------------------------
1,250,000 STRATS(SM) Certificates,          New York Stock Exchange, Inc.
Series 2004-6, Class A-1

       Securities to be registered pursuant to Section 12(g) of the Act:
                                     NONE


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


      The description of the STRATS(SM) Certificates, Series 2004-6, is contained in the Prospectus, dated March 24, 2004, included in the Registrant's Registration Statement on Form S-3 (No. 333-111858) under the caption "Description of the Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated April 21, 2004, filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, under the caption "Description of the Class A-1 Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

      The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

          1. Certificate of Incorporation of Synthetic Fixed-Income Securities, Inc. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

          2. By-laws, as amended, of Synthetic Fixed-Income Securities, Inc. are set forth as Exhibit 3.2 to the Registration Statement on Form S-3 and are incorporated herein by reference.

          3. Base Trust Agreement, dated as of September 26, 2003 is attached to the Form 8-A, dated September 30, 2003, filed by Registrant with the Securities and Exchange Commission on October 1, 2003, and is incorporated herein by reference.

          4. Prospectus Supplement dated April 13, 2004 and Prospectus dated March 24, 2004, filed by Registrant with the Securities and Exchange Commission on April 20, 2004, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          5. STRATS(SM) Certificates Series Supplement 2004-6, dated as of April 21, 2004, is set forth as Exhibit 5 on Form 8-A12B filed by Registrant with the Securities and Exchange Commission on April 26, 2004, and is incorporated herein by reference.

                                   SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              SYNTHETIC FIXED-INCOME SECURITIES, INC.
                              (Registrant)



                              By:  /s/ Jeremy Swinson
                                   -------------------------------
                              Name: Jeremy Swinson
                              Title: Associate

Date:  May 3, 2004


                                       3